FIRST COMMERCE CORPORATION AND SUBSIDIARIES

                                        COMPUTATION OF EARNINGS PER SHARE
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
                                                  Three Months Ended           Six Months Ended
                                                        June 30                    June 30
                                             ---------------------------  -------------------------
                                                   1994         1993          1994         1993
                                                             (Restated)*                (Restated)*
                                             -------------- ------------  ------------ ------------
Primary earnings per share
- - ----------------------------------
Weighted average number of common shares
  outstanding                                   26,160,438   25,879,306    26,145,851   25,822,578
Shares from assumed exercise of options,
  net of treasury stock method                     168,193      245,460       169,598      259,775
Less shares held in treasury                           -            -          -               -
                                             -------------- ------------  ------------ ------------
                                                26,328,631   26,124,766    26,315,449   26,082,353
                                             ============== ============  ============ ============

Net income (in thousands)                          $19,079      $25,388       $45,211      $48,515
Preferred dividend requirements                      1,087        1,087         2,174        2,174
                                             -------------- ------------  ------------ ------------
Income applicable to common shares                 $17,992      $24,301       $43,037      $46,341
                                             ============== ============  ============ ============

Per common share                                   $   .68      $   .93         $1.63        $1.78
                                             ============== ============  ============ ============

Fully diluted earnings per share
- - ----------------------------------
Weighted average number of shares
  outstanding, net of shares held in treasury   26,160,438   25,944,773    26,145,851   25,888,044
Shares from assumed exercise of options,
    net of treasury stock method                   172,408      250,996       181,951      268,903
Shares from assumed conversion of dilutive
  convertible notes and debentures:
      Preferred stock                            2,793,284    2,794,065     2,793,672    2,794,106
      Convertible debentures                     3,133,709    3,151,041     3,141,208    3,152,703
                                             -------------- ------------  ------------ ------------
                                                32,259,839   32,140,875    32,262,682   32,103,756
                                             ============== ============  ============ ============

Income applicable to common shares                 $17,992      $24,301       $43,037      $46,341
Expenses that would not have been incurred
  if assumed conversions occurred:
      Preferred dividend requirements                1,087        1,087         2,174        2,174
      Interest expense, net of tax                   1,715        1,768         3,455        3,538
                                             -------------- ------------  ------------ ------------
Income applicable to common shares plus
  expenses that would not have been incurred
  if assumed conversions occurred                  $20,794      $27,156       $48,666      $52,053
                                             ============== ============  ============ ============

Per common share                                   $   .65      $   .84         $1.51        $1.62
                                             ============== ============  ============ ============

* 1993 data has been restated to reflect the effect of First Acadiana National Bancshares, Inc.
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